CarParts.com Reports Second Quarter 2025 Results

TORRANCE, Calif. – August 12th, 2025 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the second quarter ended June 28, 2025.

Second Quarter 2025 Summary vs. Year-Ago Quarter

●	Net sales increased 5% to $151.9 million.
●	Gross profit of $49.8 million vs. $48.4 million, with gross margin of 32.8%.
●	Net loss was ($12.7) million, or ($0.23) per share, compared to a net loss of ($8.7) million, or ($0.15) per share.
●	Adjusted EBITDA of ($3.1) million vs. ($0.1) million.
●	Cash of $19.8 million and inventory of $94.0 million.
●	Our mobile app has cumulative net downloads of approximately 1,000,000.
●	Over 7,000 CarParts+ and Roadside Assistance Memberships.

Management Commentary

“We remain fully engaged in our process to explore strategic alternatives to maximize shareholder value and are highly confident that this process is nearing completion. We are currently evaluating several different transaction structures, including a potential sale of the company and strategic investments that we believe have the potential to strengthen our capabilities and unlock new growth. In all of this, our board is committed to continuing to operate in a manner that delivers value to our shareholders. That said, there can be no assurance that we will reach a transaction.

During the second quarter, showed measurable sequential progress across the business with results improving over our first quarter. While the full impact of our strategic initiatives isn’t reflected in our quarterly numbers, the month of June was a milestone – we achieved positive Adjusted EBITDA, underscoring that our efforts are beginning to deliver tangible results. A lot of the work is happening behind the scenes—from realigning our fulfillment network to investing in AI and automation—and we expect these efforts to generate approximately $10 million in annualized cost savings. As they come together, we’re confident that our financial performance will follow: first in margin and efficiency gains, and then in earnings growth.” said David Meniane, CEO.

Second Quarter 2025 Financial Results

Net sales in the second quarter of 2025 were $151.9 million, up 5% from $144.3 million in the year-ago quarter. The increase was primarily driven by an increase in consumer demand through our primary ecommerce sales channel, carparts.com, partially offset by continued softness in our marketplaces sales channel.

Gross profit was $49.8 million in the second quarter compared to $48.4 million in the year-ago quarter, with gross margin decreasing 70 basis points to 32.8%. The decrease was primarily driven by product mix and the impact of tariffs, while outbound transportation costs as a percent of net sales remained flat.

Total operating expenses in the second quarter were $62.2 million compared to $57.1 million in the year-ago quarter. Operating expense as a percent of net sales increased 1.3% to 40.9% in the second quarter, mainly attributable to unfavorable marketing spend, in addition to the impact of one-time fees related to our ongoing exploration of strategic alternatives in 2025.

Net loss in the second quarter was ($12.7) million compared to a net loss of ($8.7) million in the year-ago quarter, primarily driven by lower gross margin and higher marketing spend.

Adjusted EBITDA in the second quarter was ($3.1) million compared to ($0.1) million in the year-ago quarter.

On June 28, 2025, the Company had a cash balance of $19.8 million and a $10.0 million revolver loan balance, compared to no revolver debt and a $36.4 million cash balance at prior fiscal year-end December 28, 2024.

2025 Outlook

The company is currently evaluating various strategic alternatives in response to inbound interest. As a result, we are not providing guidance for 2025.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today to discuss the results.

Date: Tuesday, August 12, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1 million quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest income, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; (g) distribution center costs; and (h) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$151.95	$144.27	$299.33	$310.56
Gross profit	$49.78	$48.39	$97.13	$102.31
	32.8%	33.5%	32.4%	32.9%
Operating expense	$62.20	$57.12	$124.69	$117.56
	40.9%	39.6%	41.7%	37.9%
Net loss	$(12.71)	$(8.69)	$(27.99)	$(15.17)
	(8.4)%	(6.0)%	(9.4)%	(4.9)%
Adjusted EBITDA	$(3.12)	$(0.12)	$(9.34)	$0.93
	(2.1)%	(0.1)%	(3.1)%	0.3%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net loss	$(12,711)	$(8,687)	$(27,994)	$(15,165)
Depreciation & amortization	4,978	4,455	10,460	8,480
Amortization of intangible assets	14	13	27	21
Interest income, net	204	(68)	201	(205)
Income tax provision	90	27	230	125
EBITDA	$(7,425)	$(4,260)	$(17,076)	$(6,744)
Stock compensation expense	$2,273	$3,328	$5,145	$5,910
Workforce transition costs(1)	1,657	108	1,657	591
Distribution center costs(2)	—	706	—	1,177
Strategic alternatives exploration costs(3)	379	—	929	—
Adjusted EBITDA	$(3,116)	$(118)	$(9,345)	$934

(1)	We incurred workforce transition costs, primarily related to severance, mainly as part of our recent workforce reductions in the fiscal year ended December 28, 2024 and recently in the second quarter of 2025.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our ongoing exploration of strategic alternatives.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Net sales	$151,949	$144,270	$299,327	$310,559
Cost of sales (1)	102,170	95,877	202,201	208,247
Gross profit	49,779	48,393	97,126	102,312
Operating expense	62,196	57,121	124,689	117,557
Loss from operations	(12,417)	(8,728)	(27,563)	(15,245)
Other income (expense):
Other income, net	181	354	441	791
Interest expense	(385)	(286)	(642)	(586)
Total other (loss) income, net	(204)	68	(201)	205
Loss before income taxes	(12,621)	(8,660)	(27,764)	(15,040)
Income tax provision	90	27	230	125
Net loss	(12,711)	(8,687)	(27,994)	(15,165)
Other comprehensive gain:
Foreign currency adjustments	—	—	—	87
Total other comprehensive gain	—	—	—	87
Comprehensive loss	$(12,711)	$(8,687)	$(27,994)	$(15,078)
Net loss per share:
Basic and diluted net loss per share	$(0.23)	$(0.15)	$(0.47)	$(0.27)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	55,894	56,851	60,176	56,677

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	June 28,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$19,774	$36,397
Accounts receivable, net	7,536	6,098
Inventory, net	94,010	90,353
Other current assets	5,098	6,020
Total current assets	126,418	138,868
Property and equipment, net	28,437	32,206
Right-of-use - assets - operating leases, net	23,887	26,682
Right-of-use - assets - finance leases, net	8,950	10,765
Other non-current assets	1,892	2,053
Total assets	$189,584	$210,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,501	$60,365
Accrued expenses	20,263	16,083
Right-of-use - obligation - operating, current	5,756	5,810
Right-of-use - obligation - finance, current	3,148	3,471
Other current liabilities	5,484	4,694
Total current liabilities	86,152	90,423
Revolving loan payable	10,000	—
Right-of-use - obligation - operating, non-current	20,459	23,203
Right-of-use - obligation - finance, non-current	7,366	8,842
Other non-current liabilities	3,161	2,931
Total liabilities	127,138	125,399
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 58,761 and 57,454 shares issued and outstanding as of June 28, 2025 and December 28, 2024 (of which 3,786 are treasury stock)	63	61
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	330,809	325,546
Accumulated other comprehensive income	1,055	1,055
Accumulated deficit	(257,569)	(229,575)
Total stockholders’ equity	62,446	85,175
Total liabilities and stockholders' equity	$189,584	$210,574

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 28,	June 29,
	2025	2024
Operating activities
Net loss	$(27,994)	$(15,165)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	10,460	8,480
Amortization of intangible assets	27	21
Share-based compensation expense	5,145	5,910
Stock awards issued for non-employee director service	25	19
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	4
Amortization of deferred financing costs	32	32
Changes in operating assets and liabilities:
Accounts receivable	(1,437)	1,217
Inventory	(3,656)	19,613
Other current assets	921	(2,032)
Other non-current assets	102	15
Accounts payable and accrued expenses	(4,701)	(17,802)
Other current liabilities	789	(566)
Right-of-use obligation - operating leases - current	(25)	1,169
Right-of-use obligation - operating leases - long-term	22	(790)
Other non-current liabilities	230	(107)
Net cash (used in) provided by operating activities	(20,060)	18
Investing activities
Additions to property and equipment	(4,408)	(14,567)
Payments for intangible assets	—	(40)
Net cash used in investing activities	(4,408)	(14,607)
Financing activities
Borrowings from revolving loan payable	10,213	127
Payments made on revolving loan payable	(213)	(127)
Payments on finance leases	(1,786)	(2,157)
Net proceeds from issuance of common stock for ESPP	96	202
Statutory tax withholding payment for share-based compensation	(465)	(429)
Net cash provided by (used in) financing activities	7,845	(2,384)
Effect of exchange rate changes on cash	—	87
Net change in cash and cash equivalents	(16,623)	(16,886)
Cash and cash equivalents, beginning of period	36,397	50,951
Cash and cash equivalents, end of period	$19,774	$34,065
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$12,857
Accrued asset purchases	$469	$888
Share-based compensation expense capitalized in property and equipment	$502	$431
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$129	$48
Cash paid during the period for interest	$642	$586
Cash received during the period for interest	$441	$791